
<ARTICLE>         UT
<LEGEND>
This schedule contains summary  information  extracted from SEC Form 10-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER> 1000000


<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                                   DEC-31-1997
<PERIOD-END>                                        DEC-31-1997
<BOOK-VALUE>                                           PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                11,050
<OTHER-PROPERTY-AND-INVEST>                               3,532
<TOTAL-CURRENT-ASSETS>                                    1,663
<TOTAL-DEFERRED-CHARGES>                                  1,698
<OTHER-ASSETS>                                                0
<TOTAL-ASSETS>                                           17,943
<COMMON>                                                  3,603
<CAPITAL-SURPLUS-PAID-IN>                                     0
<RETAINED-EARNINGS>                                       1,623
<TOTAL-COMMON-STOCKHOLDERS-EQ>                            5,211
<PREFERRED-MANDATORY>                                       588
<PREFERRED>                                                  95
<LONG-TERM-DEBT-NET>                                      4,873
<SHORT-TERM-NOTES>                                            0
<LONG-TERM-NOTES-PAYABLE>                                     0
<COMMERCIAL-PAPER-OBLIGATIONS>                            1,448
<LONG-TERM-DEBT-CURRENT-PORT>                               340
<PREFERRED-STOCK-CURRENT>                                     0
<CAPITAL-LEASE-OBLIGATIONS>                                  52
<LEASES-CURRENT>                                              0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                            5,336
<TOT-CAPITALIZATION-AND-LIAB>                            17,943
<GROSS-OPERATING-REVENUE>                                 6,370
<INCOME-TAX-EXPENSE>                                        313  <F1>
<OTHER-OPERATING-EXPENSES>                                4,919
<TOTAL-OPERATING-EXPENSES>                                5,255
<OPERATING-INCOME-LOSS>                                   1,115
<OTHER-INCOME-NET>                                         (46)
<INCOME-BEFORE-INTEREST-EXPEN>                            1,069
<TOTAL-INTEREST-EXPENSE>                                    509  <F2>
<NET-INCOME>                                                560
<PREFERRED-STOCK-DIVIDENDS>                                  56
<EARNINGS-AVAILABLE-FOR-COMM>                               560
<COMMON-STOCK-DIVIDENDS>                                    501
<TOTAL-INTEREST-ON-BONDS>                                   388
<CASH-FLOW-OPERATIONS>                                    1,095
<EPS-PRIMARY>                                              2.41
<EPS-DILUTED>                                              2.41

<F1>State  Income Taxes of $7 and Federal Income Taxes for Other Income of $(23)
were incorporated into this line for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Total Other Income and Deductions are net of the above applicable Federal income taxes.
<F2>Total interest expense includes Preferred Securities Dividends Requirements.

